UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2009
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.2
EX-99.3
EX-99.4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2009, the Board of Directors of Move, Inc. (the “Company”) appointed Steven H. Berkowitz to the position of Chief Executive Officer of the Company effective January 21, 2009. Mr. Berkowitz has served on the Company’s Board of Directors since June 2008 and will continue to serve as a director. He succeeds W. Michael Long, who retired from the positions of Chief Executive Officer and director of the Company effective January 21, 2009.
Mr. Berkowitz is 50 years old, and served as Senior Vice President of the Online Services Group at Microsoft Corporation, a software and services company, from May 2006 to August 2008. Mr. Berkowitz was part of a team that oversaw Microsoft’s online advertising business, which included the advertising global sales force, Microsoft adCenter, Live Search, as well its content and advertising supported channels such as MSN and Windows Live. Prior to joining Microsoft in May 2006, Mr. Berkowitz served as chief executive officer of Ask Jeeves, an online search engine, from January 2004 until August 2005, when the business was sold to IAC/InterActiveCorp. After acquisition by IAC/InterActiveCorp., Ask Jeeves was renamed IAC Search and Media, and Mr. Berkowitz served as its chief executive officer until May 2006. Mr. Berkowitz was president of the Web Properties Division of Ask Jeeves from May 2001 until December 2003. Mr. Berkowitz also serves on the Board of Directors of TheLadders.com.
Mr. Berkowitz will have an initial annual base salary of $525,000 and will be eligible to earn an annual performance bonus equal to 100% of his annual salary if he achieves certain pre-established performance goals at target levels, with the ability to earn up to 200% of his annual salary for outstanding performance in excess of target levels.
On his start date, Mr. Berkowitz was granted 3,000,000 stock options with an option exercise price of $1.52 (the closing price of the Company’s common stock on his start date) and a term of ten years from the date of grant. 2,250,000 of the stock options will vest monthly over thirty-six months commencing on the first anniversary of Mr. Berkowitz’s start date, subject to his continued employment on each vesting date. The remaining 750,000 stock options will be immediately vested and exercisable as of Mr. Berkowitz’s start date.
On his start date, Mr. Berkowitz was granted 1,800,000 restricted shares of the Company’s common stock with the following vesting schedule: 700,000 shares vested on his start date, 500,000 will vest on the first anniversary of his start date, subject to his continued employment on such anniversary, and 600,000 shares will vest on the second anniversary of his start date, subject to his continued employment on such anniversary.
Mr. Berkowitz was also awarded 700,000 performance-based restricted stock units. Under the terms of the award, he may earn up to 700,000 of such units of the Company’s common stock based on the attainment of certain performance goals relating to the Company’s revenues and EBITDA for the fiscal year ending December 31, 2011.

Mr. Berkowitz will be reimbursed for reasonable travel expenses to Move’s corporate offices and will be provided a driving service from his residence to the Company’s Campbell, California office and will receive a tax gross up to the extent such reimbursements are taxable.
In addition, Mr. Berkowitz entered into an Executive Retention and Severance Agreement (the “Severance Agreement”) with the Company. The Severance Agreement provides for additional benefits in the circumstances described below. In the event of Mr. Berkowitz’s Termination Upon Change of Control (as defined in the Severance Agreement) he shall receive all salary and benefits earned through the end of the transition period (or the termination date if no transition period is requested by the Company) and upon releasing claims against the Company and providing any transition services requested he shall receive an amount equal to the sum of (i) 12 months of his then current annual base salary and (ii) 100% of the target bonus that would otherwise be payable for the fiscal year in which his termination occurs (whether or not he has satisfied the applicable performance objectives), payable in 12 equal monthly installments. In addition, immediately prior to the effective date of a change of control regardless of whether there is a Termination Upon Change of Control, 100% of all outstanding stock options, restricted stock and performance-based restricted stock units granted by the Company to Mr. Berkowitz as described above, shall vest and all of the outstanding options shall remain exercisable for a period ending on the earlier of (i) three years following a transition period or three years following termination if the Company does not request a transition period or (ii) the normal expiration of the options.
In the event of Mr. Berkowitz’s Termination in Absence of Change of Control (as defined in the Severance Agreement), or his death or disability, he shall receive all salary and benefits earned through the end of the transition period (or the termination date if no transition period is requested by the Company) and upon releasing claims against the Company and providing any transition services requested he shall receive amount equal to the sum of (i) 12 months of his then current annual base salary and (ii) 100% of the target bonus that would otherwise be payable for the fiscal year in which his termination occurs (whether or not he has satisfied the applicable performance objectives), payable in 12 equal monthly installments. In addition, upon his termination due to Termination in Absence of Change of Control, disability or death, 100% of all outstanding stock options and restricted stock granted by the Company to Mr. Berkowitz as described above, shall vest and all of the outstanding options shall remain exercisable for a period ending on the earlier of (i) three years following a transition period or three years following termination if the Company does not request a transition period or (ii) the normal expiration of the options. In addition, upon a termination due to Termination Upon Change of Control, Termination in Absence of Change of Control, disability or death, the Company will pay all of the COBRA premiums for the same or reasonably similar medical coverage that Mr. Berkowitz and his dependents had on the date of termination, for a period not to exceed the earlier of 18 months or until he becomes eligible for coverage at a new employer.

Move, Inc. issued a press release on January 21, 2009 announcing the appointment of Mr. Berkowitz as its new Chief Executive Officer. The press release was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 21, 2009 and is incorporated by reference into this report. The Company’s offer letter to Mr. Berkowitz, his Executive Retention and Severance Agreement and the Form of the Move, Inc. Performance-Based Restricted Stock Unit Agreement are also attached as Exhibits 99.2, 99.3 and 99.4, respectively, and are incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1
Press Release dated January 21, 2009 announcing Appointment of Steven H. Berkowitz as the new Chief Executive Officer of Move, Inc. (Incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009)

99.2	Move, Inc. Offer Letter to Steven H. Berkowitz dated January 21, 2009.

99.3	Executive Retention and Severance Agreement between Steven H. Berkowitz and the Company dated January 21, 2009.

99.4	Form of the Move, Inc. Performance-Based Restricted Stock Unit Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: January 23, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release dated January 21, 2009 announcing Appointment of Steven H. Berkowitz as the new Chief Executive Officer of Move, Inc. (Incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009)

99.2	Move, Inc. Offer Letter to Steven H. Berkowitz dated January 21, 2009.

99.3	Executive Retention and Severance Agreement between Steven H. Berkowitz and the Company dated January 21, 2009.

99.4	Form of the Move, Inc. Performance-Based Restricted Stock Unit Agreement.